Exhibit 99.8(f)(iv)

Amendment No. 4 to Participation Agreement
Among
Protective Life Insurance Company
PIMCO Variable Insurance Trust, and
PIMCO Investments LLC
Protective Life Insurance Company (the “Company”), on its behalf and on behalf of certain Accounts of the Company, PIMCO Variable Insurance Trust (the “Fund”), and PIMCO Investments LLC (the “Underwriter”), have previously entered into a Participation Agreement dated November 1, 2009, as amended (the “Agreement”).  The parties now desire to further amend the Agreement by this amendment (the “Amendment”).
Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.  Unless otherwise indicated, the terms defined in the Agreement, as amended, shall have the same meaning in this Amendment.
A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
  Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.
  All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused the Amendment to be executed and effective as of April 2, 2021.

PROTECTIVE LIFE
INSURANCE COMPANY:
By its authorized officer

By:
/s/ Steve Cramer

Name:
Steve Cramer_____________________

Title:
Chief Product Officer – Retirement Division

PIMCO VARIABLE INSURANCE TRUST:
By its authorized officer

By:
/s/ Eric Johnson

Name:
Eric Johnson_______________________

Title:
President__________________________

PIMCO INVESTMENTS LLC
By its authorized officer

By:
/s/ Robert Young

Name:
Robert Young______________________

Title:
Head of Financial Institutions Group____

Schedule A

The term “Designated Portfolio” of the Fund will include any currently offered class of any Portfolio of the Fund, as noted below, as well as any Portfolio of the Fund or any share class of any Portfolio created subsequent to the date hereof.

PIMCO Variable Insurance Trust: All Portfolios offering Administrative Class, Advisor Class and/or Institutional Class shares.

The terms “Segregated Asset Accounts” and “Products” of the Company include any existing Segregated Asset Accounts and Products (as listed below) as well as any Segregated Asset Accounts and/or Products created subsequent to the date hereof, that offer Designated Portfolios.

Segregated Asset Accounts:	Products:
Protective Variable Annuity Separate Account	Protective Variable Annuity
Protective Values/Access Annuity
Protective Advantage Variable Annuity
Protective Values/Advantage Annuity
Protective Values Advantage II
ProtectiveAccess XL Variable Annuity
Protective Variable Annuity B Series
Protective Variable Annuity C Series
Protective Variable Annuity L Series
Protective Variable Annuity II
ProtectiveRewards Elite
Protective Dimensions
Protective Dimensions II
Protective Dimensions III
Protective Dimensions IV
ProtectiveRewards II Annuity
Protective Values Annuity
Protective Advantage Variable Annuity
Protective Variable Annuity Investors Series
Protective Investors Benefit Advisory Variable Annuity
Protective Variable Annuity II B Series
Protective Variable Life Separate Account	Premiere Executive VUL
Premiere I VUL
Premiere II VUL
Premiere II (2003)
Premiere III VUL
Premiere Protector VUL
Premiere Provider VUL
Premiere Survivor VUL

Protective Preserver VUL
Protective Preserver II
Protective Single Premium Plus VUL
Transitions VUL
Premiere IV VUL
Strategic Objectives VUL
Strategic Objectives II VUL
Protective Investors Choice VUL
Protective COLI PPVUL	Protective Executive Benefits Private Placement VUL
Protective COLI VUL	Protective Executive Benefits Registered VUL
PLICO Variable Annuity Account S	Schwab Genesis Advisory Variable Annuity
Schwab Genesis Variable Annuity